Exhibit 11(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-14 of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about April 18, 2014.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 18, 2014